Exhibit 21

FAMILY DOLLAR STORES, INC.

Listing of Active Corporations and other Entities

Entity	State of Incorporation/ Organization
Family Dollar Stores, Inc.	Delaware
Family Dollar, Inc.	North Carolina
Family Dollar Holdings, Inc.	North Carolina
Family Dollar Services, Inc.	North Carolina
Family Dollar Operations, Inc.	North Carolina
Family Dollar Trucking, Inc.	North Carolina
Family Dollar Merchandising, L.P.	Delaware
Family Dollar Distribution, L.P.	Texas
Family Dollar Stores of Alabama, Inc.	Alabama
Family Dollar Stores of Arkansas, Inc.	Arkansas
Family Dollar Stores of Colorado, Inc.	Colorado
Family Dollar Stores of Connecticut, Inc.	Connecticut
Family Dollar Stores of Delaware, Inc.	Delaware
Family Dollar Stores of D.C., Inc.	District of Columbia
Family Dollar Stores of Florida, Inc.	Florida
Family Dollar Stores of Georgia, Inc.	Georgia
Family Dollar Stores of Indiana, L.P.	Indiana
Family Dollar Stores of Iowa, Inc.	Iowa
Family Dollar Stores of Kentucky, Ltd.	Kentucky
Family Dollar Stores of Louisiana, Inc.	Louisiana
Family Dollar Stores of Maryland, Inc.	Maryland
Family Dollar Stores of Massachusetts, Inc.	Massachusetts
Family Dollar Stores of Michigan, Inc.	Michigan
Family Dollar Stores of Mississippi, Inc.	Mississippi
Family Dollar Stores of Missouri, Inc.	Missouri
Family Dollar Stores of New Jersey, Inc.	New Jersey
Family Dollar Stores of New Mexico, Inc.	New Mexico
Family Dollar Stores of New York, Inc.	New York
Family Dollar Stores of North Carolina, Inc.	North Carolina
Family Dollar Stores of Ohio, Inc.	Ohio
Family Dollar Stores of Oklahoma, Inc.	Oklahoma
Family Dollar Stores of Pennsylvania, Inc.	Pennsylvania
Family Dollar Stores of Rhode Island, Inc.	Rhode Island
Family Dollar Stores of South Carolina, Inc.	South Carolina
Family Dollar Stores of South Dakota, Inc.	South Dakota
Family Dollar Stores of Tennessee, Inc.	Tennessee
Family Dollar Stores of Texas, L.P.	Texas
Family Dollar Stores of Vermont, Inc.	Vermont
Family Dollar Stores of Virginia, Inc.	Virginia
Family Dollar Stores of West Virginia, Inc.	West Virginia
Family Dollar Stores of Wisconsin, Inc.	Wisconsin